Exhibit 5.1

2828 N. Harwood Street

Suite 1800

Dallas, Texas 75201

214-922-3400

Fax: 214-922-3899

www.alston.com

June 26, 2015

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, NV 89169

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Consumer Portfolio Services, Inc., a California corporation (the “Company”), in connection with the registration statement (the “Registration Statement”) on Form S-3, as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to $100,000,000 of securities of the Company consisting of (i) debt securities of the Company in one or more series (the “Debt Securities”), (ii) shares of common stock, no par value per share (the “Common Stock”), (iii) shares of preferred stock, $1.00 par value per share (the “Preferred Stock”), (iv) warrants (the “Warrants”) to purchase Debt Securities, Common Stock or Preferred Stock, (v) rights for the purchase of Debt Securities, Common Stock, Preferred Stock or Warrants (“Rights”), (vi) stock purchase contracts of the Company in one or more series (“Stock Purchase Contracts”), (vii) depository shares of the Company (the “Depository Shares”) and (viii) units (the “Units,” and together with the Debt Securities, Common Stock, Preferred Stock, Warrants, Rights and Stock Purchase Contracts, the “Securities”). This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K with respect to the Debt Securities only.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures”), each Indenture to be entered into by the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the form attached as Exhibits 4.2 and 4.3, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

We have examined the Restated Articles of Incorporation of the Company, the Amended Bylaws of the Company, records of proceedings of the Board of Directors of the Company, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

We have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of the Debt Securities, and the performance of its obligations under the Debt Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

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We have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based on the foregoing, we are of the opinion that:

With respect to any Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Securities Act and the related Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration received therefor and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Restated Articles of Incorporation as then in effect or Amended Bylaws as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations that may limit the rights of parties to obtain remedies, the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

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With respect to Section 7.06(a) of each of the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture, we express no opinion with respect to the enforceability of such section should limitations on the compensation of trustees be enacted in the future. With respect to Section 12.01 of each of the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture, we express no opinion as to the enforceability of any of the provisions contained therein to the extent that any such provisions purport to waive liability for violations of securities laws.

The opinion set forth herein is limited to the laws of the State of New York (“Opined on Law”). We do not express any opinion herein concerning any other laws. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

The opinion set forth above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion may be implied or inferred beyond the opinions expressly stated above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder

Sincerely,

/s/ Mark W. Harris

Mark W. Harris

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